    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 1997

                                                       REGISTRATION NO. 33-61895
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        AMERICAN HEALTH PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      95-4084878
  (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111
                                 (303) 796-9793
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               JOSEPH P. SULLIVAN
                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111
                                 (303) 796-9793
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

       PAUL HILTON                                   FRANK H. GOLAY, JR.
DAVIS, GRAHAM & STUBBS LLP                           SULLIVAN & CROMWELL
370 17TH STREET, SUITE 4700                        444 SOUTH FLOWER STREET
  DENVER, COLORADO 80202                        LOS ANGELES, CALIFORNIA 90071
     (303) 892-9400                                     (213) 955-8000

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             (Cover continued on following page)
================================================================================

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES    AMOUNT TO BE      OFFERING PRICE          AGGREGATE         REGISTRATION
TO BE REGISTERED(1)     REGISTERED       PER UNIT(2)(3)    OFFERING PRICE(4)(5)       FEE(4)
--------------------------------------------------------------------------------------------------
Debt
  Securities(6)....
--------------------------------------------------------------------------------------------------
Preferred Stock,
$.01 par value,
Depositary
Shares.............
--------------------------------------------------------------------------------------------------
Common Stock, $.01
par value(7)(8)....
--------------------------------------------------------------------------------------------------
Warrants...........
--------------------------------------------------------------------------------------------------
Total..............    $275,000,000           100%             $275,000,000         $94,828(9)
==================================================================================================

(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Subject to Footnote (4), there are being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Stock (and Depositary Shares with respect thereto), Common Stock and Warrants as may be sold from time to time by the Registrant. This Registration Statement also covers contracts that may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Warrants. Such contracts would be issued with Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Warrants. There are also being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants as may be issuable upon conversion of Debt Securities, Preferred Stock or Warrants or pursuant to antidilution provisions thereof. This Registration Statement does not cover Common Stock that may be issuable upon exchange of the Psychiatric Group Stock.

(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies, including the European Currency Unit.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants issued under this Registration Statement exceed $275,000,000 or the equivalent thereof in one or more foreign or composite currencies.

(5) No separate consideration will be received for (i) Debt Securities, shares of Common Stock or Preferred Stock or Depositary Shares that are issued upon conversion of Debt Securities, Preferred Stock or Depositary Shares or (ii) Debt Securities, shares of Common Stock or Preferred Stock or Depositary Shares that are issued upon exercise of Warrants registered hereby.

(6) If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $275,000,000.

(7) The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended.

(8) This Registration Statement also covers Preferred Stock Purchase Rights under the Registrant's Preferred Stock Purchase Rights Plan, which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such shares and such rights as they will be issued for no additional consideration.

(9) Registration fee paid on August 17, 1995.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses in connection with the issuance and distribution of the Securities being registered are as follows:

     SEC registration fee.....................................................  $ 94,828
     Blue Sky fees and expenses (including legal fees)........................    25,000
     Legal fees and expenses..................................................   200,000
     Accounting fees and expenses.............................................   100,000
     Printing and engraving expenses..........................................   300,000
     Rating agency fees.......................................................    75,000
     Trustees' fees and expenses..............................................    30,000
     Miscellaneous............................................................    75,182
                                                                                --------
               Total..........................................................  $900,000*
                                                                                ========

---------------
* All amounts listed above, except for the registration fee, are estimates.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify its directors, employees and agents against liability arising out of their respective capacities as directors, officers employees or agents. Article V of the Company's Certificate of Incorporation provides for the limitation of personal liability of the directors of the Company as follows:

                                   ARTICLE V

                     PROVISIONS FOR DEFINING, LIMITING AND
                        REGULATING CERTAIN POWERS OF THE
                        CORPORATION AND OF THE DIRECTORS
                                AND STOCKHOLDERS

          Section 4. A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to permit the further elimination or limitation of the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of the Company's Bylaws provides for indemnification of officers, directors and employees of the Company as follows:

          Section 13. Indemnification. Each officer, director and employee of the Corporation shall be indemnified by the Corporation as provided in the Certificate of Incorporation.

          The Company has entered into indemnification agreements with its directors that would require the Company, subject to any limitations on the maximum permissible indemnification that may exist at law, to indemnify a director for claims that arise because of his capacity as a director. The Company also provides its directors and officers with coverage pursuant to a policy of directors' and officers' liability insurance.

ITEM 16.  EXHIBITS


 1.1      Form of Underwriting Agreement for Preferred Stock, Depositary Shares, Common Stock
          and Common Stock Warrants++
 1.2      Form of Underwriting Agreement for Debt Securities++
 4.1      Restated Certificate of Incorporation*
 4.2      Certificate of Designations of Psychiatric Group Preferred Stock, incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K dated August 14, 1995*
 4.3      Amended and Restated By-laws, as amended to date, incorporated by reference from
          Exhibit 3.2 to the Annual Report on Form 10-K for the period ended December 31,
          1992 (Commission File No. 1-9381)*
 4.4      Rights Agreement dated as of April 10, 1990, incorporated by reference from Exhibit
          2 to the Company's Registration Statement on Form 8-A dated April 10, 1990
          (Commission File No. 1-9381)*
 4.5      Form of Senior Indenture, including form of Senior Debt Security*
 4.6      Form of Subordinated Indenture, including form of Subordinated Security*
 4.7      Form of Certificate of Designations of Preferred Stock*
 4.8      Form of Deposit Agreement, including form of Depositary Receipt for Depositary
          Shares*
 4.9      Specimen Stock Certificate with respect to Preferred Stock*
 4.10     Specimen Stock Certificate with respect to Common Stock*
 4.11     Form of Preferred Stock Warrant Agreement (including form of Preferred Stock
          Warrant Certificate)*
 4.12     Form of Common Stock Warrant Agreement (including form of Common Stock Warrant
          Certificate)*
 4.13     Form of Debt Warrant Agreement (including form of Debt Warrant Certificate)*
 5.1      Opinion of Davis, Graham & Stubbs, L.L.C.*
 8.1      Opinion of Davis, Graham & Stubbs, L.L.C. regarding certain tax matters*++
12.1      Statement regarding computations of ratio of earnings to fixed charges*
23.1      Consent of Arthur Andersen LLP, independent public accountants*
23.2      Consent of Davis, Graham & Stubbs, L.L.C. (included in Exhibit 5.1)*
24.1      Powers of Attorney (included in signature page at page II-4)*
25.1      Statement of Eligibility on Form T-1


---------------
* Previously filed

+ To be filed by post-effective amendment

++ To be filed in a Current Report on Form 8-K

ITEM 17.  UNDERTAKINGS

     (A) The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D) The undersigned registrant hereby undertakes that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (ii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Senior Trustee or the Subordinated Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (F) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 14th day of January, 1997.


                                          AMERICAN HEALTH PROPERTIES, INC.

                                          By: /s/ Joseph P. Sullivan*
                                             -----------------------------------
                                             Joseph P. Sullivan
                                             President and Chief Executive
                                               Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the foregoing persons in the capacities and on the dates indicated.


       /s/ Joseph P. Sullivan*           Director, President and Chief            January 14, 1997
-------------------------------------    Executive Officer
         Joseph P. Sullivan

        /s/ Michael J. McGee             Vice President, Treasurer,               January 14, 1997
-------------------------------------    Controller (Principal Financial
          Michael J. McGee               and Accounting Officer) and
                                         Assistant Secretary

        /s/ Walter J. McNerny*           Chairman of the Board of Directors       January 14, 1997
-------------------------------------
          Walter J. McNerny

       /s/ Norman Barker, Jr.*           Director                                 January 14, 1997
-------------------------------------
         Norman Barker, Jr.

          /s/ Royce Diener*              Director                                 January 14, 1997
-------------------------------------
            Royce Diener

         /s/ James L. Fishel*            Director                                 January 14, 1997
-------------------------------------
           James L. Fishel

                                         Director
-------------------------------------
           Charles M. Haar

         /s/ Sheldon S. King*            Director                                 January 14, 1997
-------------------------------------
           Sheldon S. King

         /s/ Louis T. Rosso*             Director                                 January 14, 1997
-------------------------------------
           Louis T. Rosso

*By:    /s/ Michael J. McGee
    ---------------------------------
          Michael J. McGee
          Attorney-in-Fact

                                 EXHIBIT INDEX


    EXHIBIT                                                                             PAGE
    NUMBER                                   DOCUMENT                                   NUMBER
    -------    ---------------------------------------------------------------------    -----

     25.1      Statement of Eligibility on Form T-1